THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE
144 UNDER SUCH ACT.


WARRANT TO PURCHASE STOCK
of
VALUE HOLDINGS, INC.

Void after August 10, 2002

          This Warrant is issued to Roycap, Inc., an Ontario corporation ( Roycap ), or its registered assigns( Holder ) by Value Holdings, Inc., a Florida corporation (the Company ), on August 10, 2000 (the Warrant Issue Date ). This Warrant is issued pursuant to that certain 10% Convertible Debenture between Value and Roycap, a copy of which is attached hereto as Attachment A (the
 Debenture ).

          1. Purchase Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to 5,000,000 (Five Million) fully paid and nonassessable shares of Common Stock of the Company, as constituted on the Warrant Issue Date (the Stock ). The number of shares of Stock issuable pursuant to this Section 1 (the Shares ) shall be subject to adjustment pursuant to Section
8 hereof.

          2. Exercise Price. The purchase price for the Shares shall be US$0.14, as adjusted from time to time pursuant to Section 8 hereof (the Exercise Price ).

          3. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date thirty
(30) days after the Warrant Issue Date and ending at 5:00 p.m. on August 10, 2002; provided, however, that in the event of (a) the closing of the Company's sale or transfer of all or substantially all of its assets, or (b) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company s capital stock unless (i) the shareholders of the Company immediately prior to such transaction or series of related transactions are holders of a majority of the voting equity securities of the surviving or acquiring corporation immediately thereafter and (ii) each of such shareholders immediately prior to such transaction or series of related transactions holds the same pro rata share of such majority of the voting equity securities of the surviving or acquiring corporation as each hold of the Company immediately prior to such transaction or series of related transactions, this Warrant shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, the Company shall notify the Holder at least twenty (20) days prior to the consummation of such event or transaction; provided, however, that the Holder shall in any event have at least forty (40) days after the Warrant Issue Date to exercise this Warrant.


          4.  Method of Exercise. While this Warrant remains
outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

              (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal offices;
and

              (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.



          5. Representations and Warranties of Holder. The Holder hereby represents and warrants that:

              (a) Authorization. The Holder has full power and authority to enter into this Warrant, and this Warrant constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

              (b) Purchase Entirely for Own Account. This Warrant is being issued to such Holder in reliance upon such Holder's representation to the Company, which by such Holder s execution of this Warrant such Holder hereby confirms, that this Warrant, the Common Stock to be received by such Holder upon exercise of this Warrant(the Securities ) will be acquired for investment for such Holder s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, such Holder further represents that such Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

              (c) Disclosure of Information. Such Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.
              (d) Investment Experience. Such Holder is an investor in securities of companies that are considered Penny Stocks and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Holder also represents it has not been organized for the purpose of acquiring the Securities.

              (e)  Accredited Investor. Such Holder is an
 accredited investor within the meaning of Securities and Exchange Commission ( SEC ) Rule 501 of Regulation D, as presently in effect.



              (f) Restricted Securities. Such Holder understands that the Securities it is purchasing are characterized as restricted securities under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, such Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

              (g) Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Holder further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 5, provided and to the extent this Section is then applicable, and:

                   (i)   There is then in effect a Registration
Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or
                   (ii) (A) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such securities under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                   (iii) Notwithstanding the provisions of
Paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder
(A) that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, or
(B) to any entity that is controlled by, controls or is under common control with the Holder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Holder hereunder.

              (h) Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                   (i) These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.


        6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty (30) days of the delivery of the subscription notice. In case the holder shall exercise this Warrant with respect to less than all of the Shares that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Shares and deliver such new warrant to the holder of this Warrant.

        7. Issuance of Shares. The Company covenants that it will at all times keep available such number of authorized shares of its Common Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

        8. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

            (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

           (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

           (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Warrant Price, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

           (d) No Impairment. The Company and the holder of this Warrant will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company or the holder of this Warrant, respectively, but will at all times in good faith assist in the carrying out of all the provisions of this Section 9 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Company and the holder of this Warrant against impairment.

                9. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

                10. No Shareholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this
Section 10 shall limit the right of the Holder to be provided the Notices required under this Warrant; provided further, however, the Company will afford to the Holder the right, upon advance notice, to meet periodically with the Company's chief financial officer during mutually agreeable business hours to discuss the Company's business and affairs.

                11. Transfers of Warrant. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights (but only with all related obligations) hereunder are transferable in whole or in part by the Holder upon the prior written consent of the Company. The transfer shall be recorded on the books of the Company upon (i) the surrender of this Warrant, properly endorsed, to the Company at its principal offices, (ii) the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer and (iii) such transferee's agreement in writing to be bound by and subject to the terms and conditions of this Warrant. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

                12.  Successors and Assigns. The terms and
provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

                13. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Shares purchased under this Warrant at the timeoutstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

                14. Notices. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one (1) business day after being sent, when sent by professional overnight courier service, or (iv) five (5) days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

     Roycap, Inc.:
     4100 Yonge Street
     Suite 504
     Toronto, Ontario
     M2P 2G2

     Value Holdings:
     2307 Douglas Rd., Suite 400
     Miami, FL 33145
     (305) 477-8770 (Fax)

                15. Attorneys Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

                16. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

                17. Governing Law. This Warrant shall be governed by the laws of the State of Florida as applied to agreements among Florida residents made and to be performed entirely within the State of Florida.

                18. Survival. The warranties, representations and covenants contained in or made pursuant to this Warrant shall survive the execution, delivery and exercise, if any, of this Warrant.





          IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by an officer thereunto duly authorized.

                              VALUE HOLDINGS, INC.

                              By:

-------------------------------------------
                                 Robert Ziner

                              Roycap, Inc.

                              By:

-------------------------------------------
                              Name:

-------------------------------------------
                              Title:

-------------------------------------------



                              NOTICE OF EXERCISE
                              ------------------

To:  VALUE HOLDINGS, INC.



          The undersigned hereby elects to Purchase
_________________ shares of Common Stock of Value Holdings,Inc., pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;


          The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.


                              WARRANTHOLDER:


_________________________________________



By:______________________________________
                                 [NAME]

                    Address:
_________________________________________

_________________________________________

Date:_______________


Name in which shares should be registered:

_________________________________________